Computation of Net Income Per Common Share

(Dollars in millions, except per-share data; shares in thousands)_____________
I. Basic Net Income (Loss) Per Common Share
     Income (loss) from continuing operations
     Accrued dividends on ESOP preferred stock, net
     Accrued dividends on redeemable preferred stock
     Call premium on redeemable preferred stock
     Adjusted income (loss) from continuing operations
     Discontinued operations
     Change in accounting principles
     Adjusted net income (loss)

     Average common shares outstanding during the period
     Common shares issuable with respect to common stock equivalents for stock options, incentive and exchangeable shares
     Adjusted average shares outstanding for the period

     Basic earnings (loss) per share:
       Continuing operations
       Discontinued operations
       Change in accounting principles
     Basic earnings (loss) per share


II. Diluted Net Income (Loss) Per Common Share
     Income (loss) from continuing operations
     Accrued dividends on ESOP preferred stock, net
     Accrued dividends on redeemable preferred stock
     Call premium on redeemable preferred stock
     ESOP expense adjustment, net of tax
     Interest on convertible debt, net of tax
     Adjusted income (loss) from continuing operations
     Discontinued operations
     Change in accounting principles
     Adjusted net income (loss)

     Average common shares outstanding during the period
     Common shares issuable with respect to:
       Stock options, incentive and exchangeable shares
       Convertible debt
       ESOP preferred stock
     Adjusted average shares outstanding for the period

     Diluted earnings (loss) per share:
       Continuing operations
       Discontinued operations
       Change in accounting principles
     Diluted earnings (loss) per share


                                                                   EXHIBIT 11

         1997            1996            1995            1994            1993

     $  1,452        $  1,206        $  1,174        $    794        $   (193)
          (44)            (43)            (42)            (41)            (38)
            -              (1)             (3)            (12)            (23)
            -               -               -             (11)              -
        1,408           1,162           1,129             730            (254)
            -               -          (1,646)              -              67
            -               -               -               -               -
     $  1,408        $  1,162        $   (517)       $    730        $   (187)

      324,804         324,462         322,087         316,275         300,141


        1,882           2,732           3,927           5,080           4,062
      326,686         327,194         326,014         321,355         304,203


     $   4.31        $   3.55        $   3.46        $   2.27        $   (.83)
            -               -           (5.05)              -            (.22)
            -               -               -               -               -
     $   4.31        $   3.55        $  (1.59)       $   2.27        $   (.61)



     $  1,452        $  1,206        $  1,174        $    794        $   (193)
            -               -               -               -             (38)
            -              (1)             (3)            (12)            (23)
            -               -               -             (11)              -
            -              (3)             (9)             (7)              -
            3               3               4               3               -
        1,455           1,205           1,166             767            (254)
            -               -          (1,646)              -              67
            -               -               -               -               -
     $  1,455        $  1,205        $   (480)       $    767        $   (187)

      324,804         324,462         322,087         316,275         300,141

        5,846           8,054           9,603           9,003           4,062
        2,643           2,643           2,643           2,643               -
       27,342          27,981          28,663          29,310               -
      360,636         363,140         362,996         357,231         304,203


     $   4.04        $   3.32        $   3.21        $   2.15        $   (.83)
            -               -           (4.53)              -             .22
            -               -               -               -               -
     $   4.04        $   3.32        $  (1.32)       $   2.15        $   (.61)